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                                                                    EXHIBIT 21.1


The following is a list of the of Company's significant subsidiaries as at June 1, 2001.


                                    NAME OF STATE OR               PROPORTION OF
SIGNIFICANT                         JURISDICTION OF                OWNERSHIP
SUBSIDIARY                          INCORPORATION                  INTEREST
----------                          -------------                  -------------

BONA SHIPHOLDING LTD.               BERMUDA                         100%

SINGLE SHIP COMPANIES (2)           AUSTRALIA                       100%

SINGLE SHIP LIMITED
LIABILITY COMPANIES (42)            MARSHALL ISLANDS                100%

SOPONATA TEEKAY LIMITED             BERMUDA                          50%

TEEKAY CHARTERING LIMITED           MARSHALL ISLANDS                100%

TEEKAY SHIPPING LIMITED             BAHAMAS                         100%

UGLAND NORDIC SHIPPING ASA          NORWAY                          100%